SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) June 27, 2002

                      The First of Long Island Corporation
               (Exact Name of Registrant as Specified in Charter)

New York                            0-12220                  11-2672906
(State or Other Jurisdiction        (Commission              (IRS Employer
of Incorporation)                   File Number)             Identification No.)

10 Glen Head Road, Glen Head, New York                       11545
(Address of Principal Executive Offices)                     (Zip Code)

        Registrant's telephone number, including area code (516) 671-4900

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

(a)   Previous independent accountants

      (i) On June 27, 2002, based on a recommendation by the Audit Committee of the Board of Directors (the "Audit Committee"), the Board of Directors of The First of Long Island Corporation (the "Company") approved the dismissal of the Company's independent public accountant, Arthur Andersen LLP.

      (ii) No reports by Arthur Andersen LLP within the last two years have contained an adverse opinion or a disclaimer of opinion, or have been qualified or modified as to uncertainty, audit scope or accounting principles.

      (iii) During the Company's two most recent fiscal years and all interim periods preceding the dismissal, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

      (iv) Within the last two most recent fiscal years and all subsequent interim periods and to the date of dismissal, there have been no reportable events with respect to Arthur Andersen LLP as that term is described in Item 304 of Regulation S-K.

      (v) The Company has requested that Arthur Andersen LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated June 27, 2002, is filed as exhibit 16.1 to this Form 8-K

(b)   New independent accountants

      (i) On June 27, 2002, based on a recommendation by the Audit Committee, the Board of Directors of the Company selected and engaged Grant Thornton LLP as its independent public accountant. Grant Thornton LLP will audit the Company's financial statements for the fiscal year ended December 31, 2002.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit 16.1 Letter from Arthur Andersen LLP dated June 27, 2002.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      The First of Long Island Corporation
                                      ------------------------------------
                                      (Registrant)

Date: June 27, 2002                   By: /s/Mark D. Curtis
                                      ---------------------
                                      Mark D. Curtis
                                      Senior Vice President & Treasurer
                                      (principal accounting & financial officer)